Exhibit 10.24

BDCID: 10043261808

23 June 2025

Mr. Dan Magnussen

Tempel Canada Company

5045 North Service Rd

Burlington, ON, L7L 5H6

Re: BDC Loan 273240-01

Dear Mr. Magnussen:

We write in reference to our Letter of Offer for Loan No. 273240-01, and any subsequent amendments thereto. Subject to the terms set out below, the following amendments will be made to your loan.

The amendments shall take effect upon receipt by BDC of the Acceptance Form duly signed by all signatories no later than September 5, 2025.

Amendments – Loan No. 273240-01:

SECURITY

The following existing Security relating to this Loan:

General Security Agreement from Tempel Canada Company providing:
(a) a first security interest in all present and after-acquired equipment and fixtures that are situated on, used in connection with or arising from the real estate or business operations located at 3402 and 3416 Appleby Line, Burlington, ON; and,
(b) a security interest in all other present and after acquired personal property, except consumer goods, subject only to priority to PNC Bank, National Association, as agent for certain lenders (PNC in such capacity, the “Agent”), in accordance with an intercreditor agreement between BDC and the Agent which shall include a 120-day occupancy period and other mutual restrictions, all in the form substantially similar to the draft intercreditor agreement previously agreed to by BDC in principle (the “PNC Intercreditor Agreement”).

is modified and is now replaced with:

General Security Agreement from Tempel Canada Company restricted to a first security interest in all present and after-acquired equipment and fixtures that are situated on, used in connection with or arising from the real estate or business operations located at 3402 and 3416 Appleby Line, Burlington, ON, subject to an intercreditor agreement with PNC Bank, National Association as agent for certain lenders (PNC in such capacity, the “Agent”), in accordance with an intercreditor agreement between BDC and the Agent which shall include a 120-day occupancy period and other mutual restrictions, all in the form substantially similar to the draft intercreditor agreement previously agreed to by BDC in principle (the “PNC Intercreditor Agreement”).

Business Development Bank of Canada 4145 North Service Road, Suite 401 Burlington, ON L7L6A3 www.bdc.ca

EN_LOA-FIN_V2.0

The following existing Security relating to this Loan:

Guarantee from the Guarantor for 20% of the Loan amount outstanding on the date BDC demands payment under this guarantee. Provided that there has never been a Default or Event of Default, such Guarantee shall be automatically released once the principal amount of the Loan outstanding is less than $40,000,000. Notwithstanding that the foregoing release is automatic, any documentation evidencing such release shall be provided upon request by the Guarantor. The Guarantor agrees that until its release, it is directly responsible for the payment of the cancellation, standby and legal fees.

is modified and is now replaced with:

Guarantee from Worthington Steel, Inc. for the full amount of the Loan amount outstanding on the date BDC demands payment under this guarantee. Provided that there has never been a Default or Event of Default, this guarantee will automatically be reduced to 50% of the outstanding balance of the Loan once the principal amount of the Loan outstanding is less than $40,000,000. Notwithstanding that the foregoing release is automatic, any documentation evidencing such release shall be provided upon request by the Guarantor. The Guarantor agrees that until its release, it is directly responsible for the payment of the cancellation, standby and legal fees.

Except for the modifications expressly mentioned above, nothing in the above amendments with respect to the Security shall in any way alter the rights which BDC now or hereafter has or may have and resulting from the Security nor shall it alter in any way the liability of the remaining obligant(s) and/or guarantor(s), as the case may be.

UNDERLYING CONDITIONS

The following existing underlying condition relating to this Loan:

BDC will automatically release the guarantee of Worthington Steel, Inc. securing your loan number 273240-01 if, in the sole opinion of BDC, all the following conditions have been met:
- The principal amount of the Loan outstanding has been reduced to less than $40,000,000;
- At such time of release, no Default or Event of Default shall have occurred.

is modified and is now replaced with:

Provided that there has never been a Default or Event of Default, the guarantee of Worthington Steel, Inc. securing the Loan will be released if, in the sole opinion of BDC, all the following conditions have been met:
− The principal amount of the Loan outstanding has been reduced to less than $40,000,000;
− In addition to the first security interest in all present and after-acquired equipment and fixtures that are situated on, used in connection with or arising from the real estate or business operations located at 3402 and 3416 Appleby Line, Burlington, ON, Tempel Canada Company provides BDC with a security interest in all of its other present and after acquired personal property subject only to priority to the Agent and to the occupancy period and other mutual restrictions set out in in the PNC Intercreditor Agreement. The Borrower will be responsible for all legal fees and reasonable expenses and other out-of-pocket costs of BDC incurred in connection with the preparation of such additional security documentation and any amendment to the PNC Intercreditor Agreement as BDC may reasonably require to effect the granting of such security interest.

All other terms and conditions of your financing with BDC remain unchanged.

Encl.

Business Development Bank of Canada

4145 North Service Road, Suite 401

Burlington, ON, L7L6A3

Attention: Stephen Kan

Re: BDC Loan 273240-01

The undersigned accept the terms and conditions set forth in BDC’s Letter of Amendment dated June 21, 2025.

Signed this ______ day of _______________, ______.

(date) (month) (year)

BORROWER

Tempel Canada Company

________________________________________, Authorized Signing Officer

Name: ___________________________________

[Please print name of signing party]

GUARANTOR

Worthington Steel, Inc.

________________________________________, Authorized Signing Officer

Name: ___________________________________

[Please print name of signing party]